Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

COMFORCE Corporation:

We consent to incorporation by reference in the registration statements on Form S-3 (Registration Nos. 333-47941 and 333-52356) and Form S-8 (Registration Nos. 333-32271, 333-46787, 333-82199, 333-56962 and 333-104730) of COMFORCE Corporation and subsidiaries of our report dated March 16, 2004, relating to the consolidated balance sheets of COMFORCE Corporation and subsidiaries as of December 28, 2003 and December 29, 2002, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows and the related financial statement schedule for each of the fiscal years in the three-fiscal year period ended December 28, 2003, which report appears in the December 28, 2003 annual report on Form 10-K of COMFORCE Corporation.

Our report contains an explanatory paragraph indicating that the Company adopted Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, as of December 31, 2001.

/s/ KPMG LLP
KPMG LLP

Melville, New York

March 26, 2004